EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of AngioDynamics, Inc. of our report dated March 28, 2005 relating to the consolidated financial statements, which appears in RITA Medical Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
December 22, 2006